UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2011 (February 22, 2011)

RLJ ACQUISITION, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54276	27-3970903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 Bethesda Metro Center, Suite 1000	20814
Bethesda, MD	(Zip code)
(Address of principal
executive offices)
(301) 280-7737
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.  Other Events.

On February 22, 2011, RLJ Acquisition, Inc. (the “Company”) consummated its initial public offering (the “Offering”) of 14,375,000 of its units, including units issued and sold pursuant to the underwriters’ over-allotment option (the “Units”). Each Unit consists of one share of the Company’s common stock, par value $0.001 per share (“Common Stock”) and one warrant (“Warrant”) to purchase one share of Common Stock at an exercise price of $12.00 per share. The Warrants will become exercisable on the later of 30 days after the completion of the Company’s initial business combination or February 22, 2012, which is the date 12 months from the closing of the Offering, and will expire five years after the completion of the Company’s initial business combination, or earlier upon redemption or liquidation. Once the Warrants become exercisable, they will be redeemable in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’ notice, but such redemption may only occur if the last sale price of the Company’s Common Stock equals or exceeds $17.50 per share for any 20 trading days within the 30-trading day period ending on the third business day before the Company sends notice of redemption to the Warrant holders. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds, before expenses, of $143,750,000.   On February 22, 2011, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report Form 8-K, announcing the consummation of the Offering.

                Simultaneously with the consummation of the Offering, the Company consummated the private sale of 6,666,667 warrants (the “Sponsor Warrants”) to RLJ SPAC Acquisition, LLC, a Delaware limited liability company (the “Sponsor”), at a price of $0.75 per Sponsor Warrant, generating gross proceeds, before expenses, of $5,000,000 (the “Private Placement”). The Sponsor Warrants are identical to the Warrants included in the Units sold in the Offering, except that the Sponsor Warrants (i) will not be redeemable by the Company so long as they are held by the Sponsor or its permitted transferees, (ii) may be exercised by the holders thereof on a “cashless” basis, and (iii) may not be transferred, assigned or sold, except to certain permitted transferees, until 30 days after the Company completes its initial business combination. If the Company does not complete an initial business combination within 21 months from the closing of the Offering, the $5,000,000 in gross proceeds from the sale of the Sponsor Warrants in the Private Placement will be used by the Company to fund the redemption of its shares of Common Stock sold as part of the Units in the Offering, and the Sponsor Warrants will expire worthless.

                $143,031,250 of the proceeds from the Offering and Private Placement were placed in a trust account at JP Morgan Chase, N.A., with Continental Stock Transfer & Trust Company acting as trustee. Except for a portion of the interest income that may be released to the Company to pay income or franchise taxes and to fund its working capital requirements, and any amounts necessary to purchase up to 25% of the Common Stock issued by the Company in the Offering in certain circumstances, none of the funds held in the trust account will be released until the earlier of the completion of the Company’s initial business combination and the redemption of 100% of the Common Stock issued by the Company in the Offering if the Company is unable to consummate an initial business combination within 21 months from the closing of the Offering.

                The Company is including as exhibits to this Current Report on Form 8-K executed copies of its Investment Management Trust Agreement, Warrant Agreement and Registration Rights Agreement, a final form of Indemnity Agreement entered into between the Company and each of its executive officers and directors, and as adopted copies of its Amended and Restated Articles of Incorporation and Amended and Restated Bylaws.

Audited financial statements as of February 22, 2011 reflecting receipt of the proceeds received by the Company in connection with the closing of the Offering and the Private Placement have been issued by the Company and are included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit
3.1	Amended and Restated Articles of Incorporation.

3.2	Amended and Restated Bylaws.

4.1	Warrant Agreement, dated as of February 22, 2011, by and between RLJ Acquisition, Inc. and Continental Stock Transfer & Trust Company.

10.1	Investment Management Trust Agreement, dated as of February 22, 2011, by and between RLJ Acquisition, Inc. and Continental Stock Transfer & Trust Company.

10.2	Registration Rights Agreement, dated as of February 22, 2011, by and between RLJ Acquisition, Inc. and stockholders listed on the signature page thereto.

10.3	Form of Indemnity Agreement.

99.1	Press Release, dated February 22, 2011.

99.2	Audited Financial Statements.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 28, 2011
RLJ Acquisition, Inc.

By:	/s/ H. Van Sinclair
H. Van Sinclair
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit
3.1	Amended and Restated Articles of Incorporation.

3.2	Amended and Restated Bylaws.

4.1	Warrant Agreement, dated as of February 22, 2011, by and between RLJ Acquisition, Inc. and Continental Stock Transfer & Trust Company.

10.1	Investment Management Trust Agreement, dated as of February 22, 2011, by and between RLJ Acquisition, Inc. and Continental Stock Transfer & Trust Company.

10.2	Registration Rights Agreement, dated as of February 22, 2011, by and between RLJ Acquisition, Inc. and stockholders listed on the signature page thereto.

10.3	Form of Indemnity Agreement.

99.1	Press Release, dated February 22, 2011.

99.2	Audited Financial Statements.